Exhibit 99.1

For Immediate Release
NR 16-0501

Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh VP, External Communications 212.739.7212 Brendan.Ranson-Walsh@aecom.com

AECOM reports second-quarter fiscal year 2016 results

Financial Highlights

•                  Adjusted EPS1 of $0.87, an increase of 50%.

•                  Positive organic growth in DCS Americas and Building Construction.

•                  Free cash flow2 of $83 million.

•                  Reduced term debt by $76 million.

•                  On track with full-year free cash flow target of $600 million to $800 million for fiscal years 2016 and 2017.

•                  Wins of $2.7 billion; total construction value of wins $3.8 billion.

•                  Company reiterates fiscal year 2016 adjusted EPS1 guidance of $3.00 to $3.40.

LOS ANGELES (May 10, 2016) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, today reported second-quarter revenue of $4.4 billion. Net income3 and earnings per share3 were $41.8 million and $0.27 in the second quarter, respectively. On an adjusted basis, diluted earnings per share1 was $0.87.

	Second Quarter
($ in millions, except EPS)	Q2 FY15	Q2 FY16	YOY % Change
Revenue	$4,506	$4,381	(3)%
Operating Income	$7	$141	NM
Net Income[3]	$0.3	$42	NM
Adjusted EPS[1]	$0.58	$0.87	50%
Free Cash Flow[2]	$19	$83	327%
Backlog	$40,741	$38,614	(5)%

Note: All comparisons are year over year unless otherwise noted.

“We made steady progress against our key strategic and financial objectives, most notably the return to growth in the Americas, continued strong cash generation, and additional debt reduction,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We have a vastly diverse business and remain confident in our ability to capitalize on the momentum we see building across our end markets.”

“Our performance in the second quarter reflects the benefits of our diverse mix of geographies and end markets,” said Stephen M. Kadenacy, AECOM’s president. “From this diversity we are able to generate consistent results and deliver value for our shareholders.”

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Wins and Backlog
Wins in the quarter of $2.7 billion were driven primarily by the Americas business within the Design & Consulting Services segment. The book-to-burn ratio4 was 0.6. Additionally, the Company won projects with a total construction value of $1.1 billion, primarily in Building Construction within the Construction Services segment. However, due to the accounting for unconsolidated joint ventures and projects executed on an agency basis, these projects are not reflected in backlog. The Company’s total backlog of $38.6 billion decreased 4% from the prior quarter. Including the $1.1 billion of construction value not reflected in our backlog, wins were $3.8 billion and backlog would have been $39.7 billion.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services, Construction Services and Management Services.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the second quarter was $2.0 billion. Constant-currency5 organic revenue was down 0.6%, with growth returning in the Americas. Adjusted operating income6 increased to $140 million compared to $108 million in the year ago period, primarily due to operating efficiencies achieved through synergy savings and improving trends in the Americas.

Construction Services (CS)

The CS segment provides construction services for energy, commercial, industrial, and public and private infrastructure clients.

Revenue in the second quarter was $1.5 billion. Constant-currency5 organic revenue decreased 1.3%, as strong growth in the Building Construction business was offset by ongoing pressure in the oil and gas market. Adjusted operating income7 was $19 million compared to $26 million in the year ago period. The decline was driven by pressure in the oil and gas market, which was partially offset by a strong contribution from the stadium construction business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the second quarter was $869 million. Organic revenue increased 5%. Adjusted operating income7 was $138 million compared to $105 million in the year ago period. Revenue and adjusted operating income7 include a significant positive impact from the accelerated recovery of a government pension entitlement resulting from the harmonization of our benefit programs. The impact to earnings per share from this item is $0.14 in fiscal 2016, with the anticipated cash benefit likely in fiscal 2017.

Tax Rate

The effective tax rate in the second quarter was 26% and was arrived at by recomputing the annual effective tax by excluding the tax impacts on the effective tax rate of the adjustments8 made to GAAP net (loss) income, which was then applied to the adjusted net (loss) income.  The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

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Cash Flow

Free cash flow2 for the second quarter was $83 million; on track with annual free cash flow target of $600 million to $800 million for fiscal years 2016 and 2017.

Balance Sheet

As of March 31, 2016, AECOM had $670 million of cash and cash equivalents, $4.5 billion of debt and $910 million in unused capacity under its $1.05 billion revolving credit facility.

Financial Outlook

AECOM is reiterating adjusted EPS1 guidance for fiscal year 2016 of $3.00 to $3.40, which assumes an expected contribution from the monetization of a portion of AECOM Capital investments.

The Company expects to exit fiscal 2016 at a synergy savings run-rate of $275 million and to incur approximately $200 million of acquisition and integration expenses during the fiscal year. In total, the Company is on track to achieve its $325 million run-rate synergy savings target by the end of fiscal 2017.

In addition, the Company expects fiscal 2016 full-year interest expense, excluding acquisition-related amortization, of approximately $210 million and a full-year share count of 156 million.

The Company also expects an adjusted effective tax rate8 of approximately 27%.

Fiscal year 2016 capital expenditures9 are on track to be approximately $150 million. The Company expects depreciation of approximately $165 million and the amortization of intangible assets10 of approximately $200 million.

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

1 Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

2 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

3 Defined as attributable to AECOM.

4 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

5 Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

6 Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

7 Excluding intangible amortization.

8 Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

9 Capital expenditures, net of proceeds from disposals.

10 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM (NYSE: ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM companies had revenue of approximately $18 billion during the 12 months ended March 31, 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets, AECOM Capital contributions, synergy costs, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following:  demand for our services is cyclical; uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, adjusted EBITDA, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of past acquisitions, including acquisition and integration expenses. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the press release tables.

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AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2015	March 31, 2016	% Change	March 31, 2015	March 31, 2016	% Change

Revenue	$4,506,197	$4,381,296	(2.8)%	$8,716,665	$8,678,947	(0.4)%
Cost of revenue	4,402,885	4,197,852	(4.7)%	8,478,623	8,354,645	(1.5)%
Gross profit	103,312	183,444	77.6%	238,042	324,302	36.2%

Equity in earnings of joint ventures	24,628	39,016	58.4%	48,552	64,279	32.4%
General and administrative expenses	(29,797)	(29,455)	(1.1)%	(64,135)	(58,094)	(9.4)%
Acquisition & integration expenses	(91,599)	(50,711)	(44.6)%	(230,062)	(91,749)	(60.1)%
Loss on disposal activities	-	(1,536)	0.0%	-	(42,589)	0.0%
Income (loss) from operations	6,544	140,758	2050.9%	(7,603)	196,149	(2679.9)%

Other (expense) income	(1,038)	746	(171.9)%	1,541	3,788	145.8%
Interest expense	(60,663)	(62,723)	3.4%	(179,361)	(122,241)	(31.8)%
(Loss) income before income tax (benefit) expense	(55,157)	78,781	(242.8)%	(185,423)	77,696	(141.9)%

Income tax (benefit) expense	(75,761)	12,187	(116.1)%	(87,960)	11,505	(113.1)%

Net income (loss)	20,604	66,594	223.2%	(97,463)	66,191	(167.9)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(20,338)	(24,766)	21.8%	(41,246)	(44,730)	8.4%

Net income (loss) attributable to AECOM	$266	$41,828	15624.8%	$(138,709)	$21,461	(115.5)%

Net income (loss) attributable to AECOM per share:
Basic	$-	$0.27	NM	$(0.95)	$0.14	(114.7)%
Diluted	$-	$0.27	NM	$(0.95)	$0.14	(114.7)%

Weighted average shares outstanding:
Basic	151,053	154,295	2.1%	146,472	153,957	5.1%
Diluted	152,818	155,448	1.7%	146,472	155,131	5.9%

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2015	March 31, 2016
Balance Sheet Information:
Total cash and cash equivalents	$683,893	$669,778
Accounts receivable – net	4,841,450	4,801,196
Working capital	1,410,033	1,025,448
Total debt	4,606,938	4,472,600
Total assets	14,014,298	13,989,215
Total AECOM stockholders’ equity	3,407,748	3,458,440

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended March 31, 2016
Revenue	$1,966,162	$1,546,173	$868,961	$-	$4,381,296
Cost of revenue	1,868,926	1,540,394	788,532	-	4,197,852
Gross profit	97,236	5,779	80,429	-	183,444
Equity in earnings of joint ventures	2,163	2,709	34,144	-	39,016
General and administrative expenses	-	-	-	(29,455)	(29,455)
Acquisition & integration expenses	-	-	-	(50,711)	(50,711)
Loss on disposal activities	-	(1,536)	-	-	(1,536)
Income (loss) from operations	$99,399	$6,952	$114,573	$(80,166)	$140,758

Gross profit as a % of revenue	4.9%	0.4%	9.3%	-	4.2%

Three Months Ended March 31, 2015
Revenue	$2,035,908	$1,641,087	$829,202	$-	$4,506,197
Cost of revenue	1,982,897	1,638,620	781,368	-	4,402,885
Gross profit	53,011	2,467	47,834	-	103,312
Equity in earnings of joint ventures	(1,433)	4,707	21,354	-	24,628
General and administrative expenses	-	-	-	(29,797)	(29,797)
Acquisition & integration expenses	-	-	-	(91,599)	(91,599)
Income (loss) from operations	$51,578	$7,174	$69,188	$(121,396)	$6,544

Gross profit as a % of revenue	2.6%	0.2%	5.8%	-	2.3%

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Six Months Ended March 31, 2016
Revenue	$3,828,249	$3,257,995	$1,592,703	$-	$8,678,947
Cost of revenue	3,651,751	3,239,282	1,463,612	-	8,354,645
Gross profit	176,498	18,713	129,091	-	324,302
Equity in earnings of joint ventures	5,161	5,388	53,730	-	64,279
General and administrative expenses	-	-	-	(58,094)	(58,094)
Acquisition & integration expenses	-	-	-	(91,749)	(91,749)
Loss on disposal activities	-	(42,589)	-	-	(42,589)
Income (loss) from operations	$181,659	$(18,488)	$182,821	$(149,843)	$196,149

Gross profit as a % of revenue	4.6%	0.6%	8.1%	-	3.7%

Contracted backlog	$8,229,473	$11,302,913	$4,021,219	$-	$23,553,605
Awarded backlog	5,908,740	4,826,967	4,324,565	-	15,060,272
Total backlog	$14,138,213	$16,129,880	$8,345,784	$-	$38,613,877

Six Months Ended March 31, 2015
Revenue	$3,927,616	$3,175,217	$1,613,832	$-	$8,716,665
Cost of revenue	3,828,258	3,137,382	1,512,983	-	8,478,623
Gross profit	99,358	37,835	100,849	-	238,042
Equity in earnings of joint ventures	59	10,570	37,923	-	48,552
General and administrative expenses	-	-	-	(64,135)	(64,135)
Acquisition & integration expenses	-	-	-	(230,062)	(230,062)
Income (loss) from operations	$99,417	$48,405	$138,772	$(294,197)	$(7,603)

Gross profit as a % of revenue	2.5%	1.2%	6.2%	-	2.7%

Contracted backlog	$8,788,072	$9,058,539	$4,810,091	$-	$22,656,702
Awarded backlog	5,185,464	8,901,243	3,998,073	-	18,084,780
Total backlog	$13,973,536	$17,959,782	$8,808,164	$-	$40,741,482

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended March 31, 2016			Six Months Ended March 31, 2016
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,381.3	$-	$4,381.3	$8,678.9	$302.0	$8,376.9
Design & Consulting Services	1,966.2	-	1,966.2	3,828.2	119.1	3,709.1
Construction Services	1,546.2	-	1,546.2	3,258.0	90.8	3,167.2
Management Services	868.9	-	868.9	1,592.7	92.1	1,500.6

Reconciliation of Net Income Attributable to AECOM to EBITDA

	Three Months Ended			Six Months Ended
	Mar 31, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016

Net income (loss) attributable to AECOM	$0.3	$(20.4)	$41.9	$(138.7)	$21.5
Add: Income tax (benefit) expense	(75.8)	(0.7)	12.2	(88.0)	11.5
(Loss) income attributable to AECOM before income taxes	(75.5)	(21.1)	54.1	(226.7)	33.0
Add: Depreciation and amortization[1]	(163.4)	(114.3)	(109.8)	(317.6)	(224.1)
Less: Interest income[2]	1.2	1.0	0.8	2.8	1.8
Add: Interest expense[3]	(56.7)	(55.1)	(58.2)	(172.1)	(113.3)
EBITDA	$143.4	$147.3	$221.3	$260.2	$368.6

1 Includes the amount for noncontrolling interests in consolidated subsidiaries              2 Included in other income              3 Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2015	Dec 31, 2015	Mar 31, 2016
Short-term debt	$11.7	$3.2	$10.5
Current portion of long-term debt	164.6	153.3	332.0
Long-term debt	4,691.6	4,366.4	4,130.1
Total debt	4,867.9	4,522.9	4,472.6
Less: Total cash and cash equivalents	612.6	658.0	669.8
Net debt	$4,255.3	$3,864.9	$3,802.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016
Net cash provided by operating activities	$50.0	$78.0	$113.2	$332.6	$191.2
Capital expenditures, net	(30.6)	(0.8)	(30.3)	(55.6)	(31.1)
Free cash flow	$19.4	$77.2	$82.9	$277.0	$160.1

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AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration

Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets

and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Six Months Ended
	Mar 31, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016

Income (loss) from operations	$6.5	$55.4	$140.7	$(7.6)	$196.1
Non-core operating losses	-	7.1	5.5	-	12.6
Acquisition and integration expenses	91.6	41.0	50.8	230.1	91.8
Loss on disposal activities	-	41.0	1.6	-	42.6
Amortization of intangible assets	111.7	75.0	70.0	225.9	145.0
Adjusted income from operations	$209.8	$219.5	$268.6	$448.4	$488.1

(Loss) income before income tax expense	$(55.2)	$(1.1)	$78.8	$(185.5)	$77.7
Non-core operating losses	-	7.1	5.5	-	12.6
Acquisition and integration expenses	91.6	41.0	50.7	230.1	91.7
Loss on disposal activities	-	41.0	1.6	-	42.6
Amortization of intangible assets	111.7	75.0	70.0	225.9	145.0
Financing charges in interest expense	4.0	4.1	4.1	72.0	8.2
Adjusted income before income tax expense	$152.1	$167.1	$210.7	$342.5	$377.8

Income tax (benefit) expense	$(75.8)	$(0.7)	$12.2	$(88.0)	$11.5
Tax effect of the above adjustments…	112.7	35.9	35.1	171.6	71.0
Adjusted income tax expense	$36.9	$35.2	$47.3	$83.6	$82.5

… Adjusts the income tax (benefit) expense during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(20.4)	$(20.0)	$(24.7)	$(41.3)	$(44.7)
Amortization of intangible assets included in NCI, net of tax	(5.6)	(6.5)	(4.0)	(13.0)	(10.5)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(26.0)	$(26.5)	$(28.7)	$(54.3)	$(55.2)

Net income (loss) attributable to AECOM	$0.2	$(20.4)	$41.9	$(138.8)	$21.5
Non-core operating losses	-	7.1	5.5	-	12.6
Acquisition and integration expenses	91.6	41.0	50.7	230.1	91.7
Amortization of intangible assets	111.7	75.0	70.0	225.9	145.0
Loss on disposal activities	-	41.0	1.6	-	42.6
Financing charges in interest expense	4.0	4.1	4.1	72.0	8.2
Tax effect of the above adjustments	(112.7)	(35.8)	(35.2)	(171.6)	(71.0)
Amortization of intangible assets included in NCI, net of tax	(5.6)	(6.5)	(4.0)	(13.0)	(10.5)
Adjusted net income attributable to AECOM	$89.2	$105.5	$134.6	$204.6	$240.1

Net (loss) income attributable to AECOM – per diluted share*	$-	$(0.13)	$0.27	$(0.95)	$0.14
Per diluted share adjustments:
Non-core operating losses	-	0.05	0.04	-	0.08
Acquisition and integration expenses	0.60	0.26	0.33	1.55	0.60
Amortization of intangible assets	0.73	0.48	0.45	1.51	0.93
Loss on disposal activities	-	0.26	0.01	-	0.27
Financing charges in interest expense	0.03	0.03	0.03	0.50	0.05
Tax effect of the above adjustments	(0.74)	(0.23)	(0.23)	(1.15)	(0.45)
Amortization of intangible assets included in NCI, net of tax	(0.04)	(0.04)	(0.03)	(0.08)	(0.07)
Adjusted net income attributable to AECOM – per diluted share*	$0.58	$0.68	$0.87	$1.38	$1.55
Weighted average shares outstanding – diluted	152.8	154.8	155.4	148.30	155.10

*When there is a net loss, basic and dilutive GAAP EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS

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AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of EBITDA to Adjusted Amounts Excluding Acquisition and Integration

Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets

and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Six Months Ended
	Mar 31, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016

EBITDA(1)	$143.4	$147.3	$221.3	$260.2	$368.6
Non-core operating losses	-	7.1	5.5	-	12.6
Acquisition and integration expenses	91.6	41.0	50.7	230.1	91.7
Loss on disposal activities	-	41.1	1.5	-	42.6
Depreciation expense included in acquisition and integration expense line above	(8.3)	(5.9)	(6.2)	(8.3)	(12.1)
Adjusted EBITDA	$226.7	$230.6	$272.8	$482.0	$503.4
Other income (loss)	1.0	(3.0)	(0.8)	(1.6)	(3.8)
Interest income(2)	1.2	1.0	0.8	2.8	1.8
Depreciation(3)	(45.8)	(35.6)	(33.0)	(92.7)	(68.6)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	20.4	20.0	24.8	41.2	44.8
Amortization of intangible assets included in NCI, net of tax	6.3	6.5	4.0	16.7	10.5
Adjusted income from operations	$209.8	$219.5	$268.6	$448.4	$488.1
(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA (2) Included in other income (3) Excluding acquisition and integration related expenses

Segment Income from Operations
Design & Consulting Services Segment:
Income from operations	$51.6	$82.3	$99.4	$99.4	$181.7
Non-core operating losses	-	1.9	5.5	-	7.4
Amortization of intangible assets	56.6	36.9	35.6	106.5	72.5
Adjusted income from operations	$108.2	$121.1	$140.5	$205.9	$261.6

Construction Services Segment:
Income (loss) from operations	$7.2	$(25.5)	$7.0	$48.4	$(18.5)
Non-core operating losses	-	5.2	-	-	5.2
Loss on disposal activities	-	41.0	1.6	-	42.6
Amortization of intangible assets	19.0	10.9	10.6	50.9	21.5
Adjusted income from operations	$26.2	$31.6	$19.2	$99.3	$50.8

Management Services Segment:
Income from operations	$69.2	$68.3	$114.5	$138.8	$182.8
Amortization of intangible assets	36.1	27.1	23.9	68.5	51.0
Adjusted income from operations	$105.3	$95.4	$138.4	$207.3	$233.8

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